SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: June 9, 2003


                     LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.
                   -----------------------------------------
             (Exact name of registrant as specified by its charter)



     Delaware                       33-24483-NY                  11-2914841
------------------------       ----------------------     ----------------------
(State or other jurisdic-         (Commission File         (IRS Employer
tion of incorporation)                Number)             Identification Number)


                  2005 Beechgrove Place, Utica, New York 13501
                     --------------------------------------
                    (Address of principal executive offices)

                                 (315) 724-8370
                            ------------------------
                          Registrant's Telephone Number

                                       N/A
                    ----------------------------------------
           Former Name or Former Address If Changed Since Last Report


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Item 5. Other Events.

On June 2, 2003, the Company announced it had made an agreement with its subcontract manufacturer, Alia Holdings, S.A. ("Alia"). Alia is the holder of five million shares (5,000,000) of the Company's Series B Preferred Stock. These shares were used as collateral against manufacturing, research and development, shipping, installation cost and other expenses incurred on behalf of the Company. Alia was reimbursed, as part of this agreement, for the return to the Company of the five million (5,000,000) shares.

A copy of the agreement between the Company and Alia is attached hereto and incorporated herein by reference.











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




                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 9, 2003


                     LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.
                          ---------------------------
                                   Registrant





By: /s/ Christopher A. McCormack
----------------------------------
Christopher A. McCormack
President and Chief Executive Officer